UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 17, 2023
KIMBALL ELECTRONICS, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-36454	35-2047713
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1205 Kimball Boulevard, Jasper, Indiana	47546
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (812) 634-4000

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	KE	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
2023 Equity Incentive Plan
On November 17, 2023 at the Annual Meeting of Share Owners of Kimball Electronics, Inc. (the “Company”), the Share Owners approved the Company’s 2023 Equity Incentive Plan (the “2023 Equity Plan”). The 2023 Plan was adopted by the Board of Directors (the “Board”) of the Company on September 20, 2023, subject to Share Owner approval. The 2023 Equity Plan supersedes the 2014 Stock Option and Incentive Plan and allows for the issuance of up to two (2) million shares, plus the total of any granted and outstanding awards on November 17, 2023 pursuant to the 2014 Stock Option and Incentive Plan that expire, terminate, or are otherwise surrendered, cancelled, forfeited, or repurchased by the Company at their original issuance price pursuant to a contractual repurchase. The 2023 Equity Plan expires on November 17, 2033. Awards may be granted to employees, consultants, and directors in the form of incentive stock options (employees only), non-qualified stock options, stock appreciation rights, restricted awards, performance share awards, cash awards, and other equity awards with time-based and/or performance-based vesting.
The foregoing description is only a summary of the 2023 Equity Plan and is qualified in its entirety by reference to the Kimball Electronics, Inc. 2023 Equity Incentive Plan included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Leadership Team Severance and Change in Control Plan
Effective November 21, 2023, the Company replaced its 2021 Kimball Electronics, Inc. Executive Severance and Change in Control Plan (the “2021 Severance Plan”), with the Kimball Electronics, Inc. Leadership Team Severance and Change in Control Plan (the “2023 Severance Plan”). The 2023 Severance Plan supersedes the 2021 Severance Plan.

The 2023 Severance Plan clarifies that it applies to (1) executive officers who report directly to the Company’s CEO and are members of the Company’s Leadership Team; and (2) other senior officers designated by the 2023 Severance Plan’s Administrator (currently, the Talent, Culture, and Compensation Committee). The 2023 Severance Plan also removes gendered language and updates certain Leadership Team member titles to reflect the titles as they currently exist at the Company.

Like the 2021 Severance Plan was, the 2023 Severance Plan is an unfunded employee welfare plan under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and is not a qualified plan under the Internal Revenue Code. As an unfunded plan, all benefits are paid out of the general assets of the Company and no participant will have any greater claim to any asset than other general creditors. The Company has not set aside or held any funds in trust to secure the benefits offered to participants under the 2023 Severance Plan.

The 2023 Severance Plan provides for severance benefits, which are unchanged from the 2021 Severance Plan and include salary continuation, health coverage, cash bonus payout, outstanding equity vesting, and outplacement benefits. The amount of the benefits vary by the executive’s position and whether the severance is a result of a termination due to a change in control as that event is defined by the 2023 Severance Plan.

The foregoing description is only a summary of the 2023 Severance Plan and is qualified in its entirety by reference to the Kimball Electronics, Inc. Leadership Team Severance and Change in Control Plan included as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders
At the Annual Meeting of Share Owners of the Company held on November 17, 2023, the Share Owners voted on the following items:
1. The Board of Directors (the “Board”) is divided into three classes with approximately one-third of the directors up for election each year, with Class III standing for election at this meeting. Director nominees are elected by a majority of the votes cast by the shares entitled to vote in the election at the meeting. The Share Owners voted to elect or reelect each of the Class III nominees for director as follows:

Class III Nominees for Directors to serve a three-year term	Votes For	Votes Withheld	Broker Non-Votes	Percentage of Votes Cast in Favor
Robert J. Phillippy	18,194,482	770,940	2,938,221	96%
Richard D. Phillips	18,555,275	410,147	2,938,221	98%
Gregory A. Thaxton	18,525,877	439,545	2,938,221	98%
2. The Share Owners voted to approve the Company’s 2023 Equity Incentive Plan as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes	Percentage of Votes Cast in Favor
9,980,685	8,926,622	58,115	2,938,221	53%
3. The Share Owners voted to ratify the selection of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for fiscal year 2024 as follows:

Votes For	Votes Against	Votes Abstaining	Percentage of Votes Cast in Favor
21,164,718	699,223	39,702	96.8%
4. The Share Owners approved, on a non-binding, advisory basis, the compensation paid to the Company’s Named Executive Officers as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes	Percentage of Votes Cast in Favor
18,276,855	443,100	245,467	2,938,221	98%

Item 8.01 Other Events
Board Chair, Committee Appointments
On November 17, 2023, the Board, at its regular meeting held after the annual Share Owners’ meeting, appointed Directors to serve on the Talent, Culture, Compensation Committee, the Audit Committee, and the Nominating and ESG Committee, and it also appointed Chairpersons for those Committees, all effective immediately. Robert J. Phillippy will continue as the Chairperson of the Board. The current compositions of the Board’s Committees are listed in the table below:

Director	Audit Committee	Nominating and ESG Committee	Talent, Culture, Compensation Committee
Michele A. M. Holcomb		Chair
Gregory J. Lampert	X	X
Colleen C. Repplier		X	X
Gregory A. Thaxton	X		X
Tom G. Vadaketh	Chair
Holly A. Van Deursen			Chair
Each of the three Committees reports directly to the Board and is comprised entirely of independent Directors.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibits are filed as part of this report:

Exhibit
Number	Description
10.1	Kimball Electronics, Inc. 2023 Equity Incentive Plan
10.2	Kimball Electronics, Inc. Leadership Team Severance and Change in Control Plan
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL ELECTRONICS, INC.

By:	/s/ Douglas A. Hass
DOUGLAS A. HASS Chief Legal & Compliance Officer, Secretary
Date: November 21, 2023